                     February 1, 2016

Dominion Announces Fourth-Quarter and Full-Year 2015 Earnings

•	Fourth-quarter 2015 operating earnings of $0.70 per share
•	Mild weather reduced fourth-quarter 2015 operating earnings by $0.08 per share
•	Company introduces 2016 operating earnings guidance of $3.60 to $4.00 per share

RICHMOND, Va. – Dominion Resources (NYSE: D) today announced operating earnings for the three months ended Dec. 31, 2015, of $416 million ($0.70 per share), compared to operating earnings of $490 million ($0.84 per share) for the same period in 2014.  Operating earnings are defined as reported earnings, determined in accordance with Generally Accepted Accounting Principles (GAAP), adjusted for certain items.

Unaudited reported GAAP earnings for the three months ended Dec. 31, 2015, were $357 million ($0.60 per share) compared with earnings of $243 million ($0.42 per share) for the same period in 2014.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company's incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the quarter were charges associated with the State Corporation Commission of Virginia's final ruling associated with its biennial review of Virginia Power's base rates and charges associated with future ash pond and landfill closures.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

"Our fourth-quarter operating earnings were below our guidance range of $0.85 to $0.95 per share. The impact of warm temperatures accounted for at least 8 cents per share.

"We continue to execute with strong operational and safety performance and all major projects in our infrastructure growth plan are on time and on budget.  Construction on Brunswick County, the 1,358-megawatt natural gas combined-cycle facility is about 96 percent complete with all three combustion turbines successfully firing on natural gas in December.  The hearing on our request for a CPCN and rate rider for the proposed 1,588-megawatt Greensville County project was held in January.   The facility is expected to achieve commercial operation in late 2018.

"In Electric Transmission we have a number of projects at various stages of regulatory approval and construction.

"Our Cove Point liquefaction project is also progressing on time and on budget.  The project overall is about 56 percent complete and engineering 97 percent complete as we are on schedule for a late 2017 in-service date.

"We are continuing to work toward the commencement of construction on the Atlantic Coast Pipeline and expect to execute construction contracts soon.  Construction is anticipated to begin in the fourth quarter of this year.

"In December, our Board of Directors established a 2016 dividend rate of $2.80 per share of common stock, up from $2.59 per share in 2015, or an 8.1 percent increase, subject to quarterly declaration and determination. The board also affirmed the dividend policy it set in February 2015 to pay out to shareholders approximately 70 percent to 75 percent of operating earnings. The board recently declared a first-quarter dividend of 70 cents per share of common stock."

FOURTH-QUARTER 2015 OPERATING EARNINGS COMPARED TO 2014
The decrease in fourth-quarter 2015 operating earnings per share as compared to fourth-quarter 2014 operating earnings per share is primarily attributable to milder-than-normal weather, the absence of a farmout transaction and the impact of bonus depreciation.

FULL-YEAR 2015 OPERATING EARNINGS COMPARED TO 2014
Full-year operating earnings for the 12 months ended Dec. 31, 2015, of $2.0 billion ($3.44 per share), compared to operating earnings of $2.0 billion ($3.43 per share) for the same period in 2014.  Unaudited reported GAAP earnings for the 12 months ended Dec. 31, 2015, were $1.9 billion ($3.20 per share) compared with earnings of $1.3 billion ($2.24 per share) for the same period in 2014.

The increase in full-year 2015 operating earnings per share as compared to full-year 2014 operating earnings per share is primarily attributable to growth in our regulated electric and gas business, earnings from farmouts and lower interest expense.  Negative factors for the year include the absence of an asset drop into our Blue Racer joint venture, higher depreciation and effective tax rate.

The principal differences between GAAP earnings and operating earnings for the year were charges associated with Virginia legislation enacted in February that required the write-off of Virginia Power prior-period deferred fuel costs and charges associated with future ash pond and landfill closures.

Business segment results and detailed descriptions of items included in 2015 and 2014 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Details of fourth-quarter and full-year 2015 operating earnings as compared to 2014 may be found on Schedule 4 of this release.

2016 OPERATING EARNINGS GUIDANCE
Dominion expects 2016 operating earnings in the range of $3.60 to $4.00 per share.  Positive drivers as compared to 2015 are an increase in revenues from our growth projects, lower capacity expenses, higher capacity performance revenues and investment tax credits from our solar facilities.  Offsetting factors include higher depreciation, interest costs and share dilution.  First-quarter 2016 operating earnings are expected to be in the range of 90 cents per share to $1.05 per share.

In providing its 2016 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact of these items on reported earnings.

CONFERENCE CALL TODAY
Dominion will host its fourth-quarter earnings conference call at 12 p.m. ET on Monday, February 1.  Dominion management will discuss its fourth-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.  The passcode for the conference call is "Dominion."  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and other financial information will be available on the company's investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 3 p.m. ET February 1 and lasting until 11 p.m. ET February 8.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 70708300.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day February 1.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 24,300 megawatts of generation, 12,200 miles of natural gas transmission, gathering and storage pipeline, and 6,500 miles of electric transmission lines.  Dominion operates one of the nation's largest natural gas storage systems with 933 billion cubic feet of storage capacity and serves utility and retail energy customers in 14 states. For more information about Dominion, visit the company's website at www.dom.com/.

This release contains certain forward-looking statements, including forecasted operating earnings for first-quarter and full-year 2016 which is subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion's services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of Dominion Midstream's growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion's quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

#####

CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
                                        Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2015	2014	Change
Earnings:
Dominion Virginia Power	$ 108	$ 136	$ (28)
Dominion Energy*	171	210	(39)
Dominion Generation*	218	292	(74)
Corporate and Other	(81)	(148)	67
OPERATING EARNINGS	$ 416	$ 490	$ (74)
Items excluded from operating earnings [2,3]	(59)	(247)	188
REPORTED EARNINGS [1]	$ 357	$ 243	$ 114

Common Shares Outstanding (average, diluted)	596.7	586.5

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.18	$ 0.23	$ (0.05)
Dominion Energy*	0.29	0.36	(0.07)
Dominion Generation*	0.37	0.50	(0.13)
Corporate and Other	(0.14)	(0.25)	0.11
OPERATING EARNINGS	$ 0.70	$ 0.84	$ (0.14)
Items excluded from operating earnings [2]	(0.10)	(0.42)	0.32
REPORTED EARNINGS [1]	$ 0.60	$ 0.42	$ 0.18

(millions, except earnings per share)	Twelve months ended December 31,
	2015	2014	Change
Earnings:
Dominion Virginia Power	$ 490	$ 502	$ (12)
Dominion Energy*	680	717	(37)
Dominion Generation*	1,120	1,061	59
Corporate and Other	(250)	(277)	27
OPERATING EARNINGS	$ 2,040	$ 2,003	$ 37
Items excluded from operating earnings [2,4]	(141)	(693)	552
REPORTED EARNINGS [1]	$ 1,899	$ 1,310	$ 589

Common Shares Outstanding (average, diluted)	593.7	584.5

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.82	$ 0.86	$ (0.04)
Dominion Energy*	1.15	1.23	(0.08)
Dominion Generation*	1.89	1.81	0.08
Corporate and Other	(0.42)	(0.47)	0.05
OPERATING EARNINGS	$ 3.44	$ 3.43	$ 0.01
Items excluded from operating earnings [2]	(0.24)	(1.19)	0.95
REPORTED EARNINGS [1]	$ 3.20	$ 2.24	$ 0.96

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($98) million and ($458) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($220) million and ($1.2) billion, respectively.

*Amounts have been recast to reflect non-regulated retail energy marketing operations in the Dominion Energy segment.

Schedule 2 - Reconciliation of 2015 Operating Earnings to Reported Earnings

2015 Earnings (Twelve months ended December 31, 2015)

The net effects of the following items, all shown on an after-tax basis, are included in 2015 reported earnings, but are excluded from operating earnings:

~~•~~	$52 million charge associated with Virginia legislation enacted in February that required the write-off of Virginia Power prior-period deferred fuel costs during the first quarter of 2015.
•
$60 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of EPA coal combustion residuals rules in the second quarter of 2015.

•	$17 million net charge in connection with the Virginia Commission's final ruling associated with its biennial review of Virginia Power's base rates for 2013-2014 test years.
•	$12 million net expense related to other items.

(millions, except per share amounts)		1Q15	2Q15	3Q15	4Q15	YTD 2015	[2]
Operating earnings		$584	$429	$611	$416	$2,040
Items excluded from operating earnings (after-tax):
	Write-off of deferred fuel costs	(52)				(52)
	Future ash pond and landfill closure costs		(28)		(32)	(60)
	Impact of Virginia Power biennial review				(17)	(17)
	Other items	4	12	(18)	(10)	(12)
	Total items excluded from operating earnings (after-tax) [1]	(48)	(16)	(18)	(59)	(141)
Reported net income		$536	$413	$593	$357	$1,899
Common shares outstanding (average, diluted)		589.9	592.5	595.5	596.7	593.7
Operating earnings per share		$0.99	$0.73	$1.03	$0.70	$3.44
Items excluded from operating earnings (after-tax)		(0.08)	(0.03)	(0.03)	(0.10)	(0.24)
Reported earnings per share		$0.91	$0.70	$1.00	$0.60	$3.20

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q15	2Q15	3Q15	4Q15	YTD 2015

	Write-off of deferred fuel costs	(85)				(85)
	Future ash pond and landfill closure costs		(45)		(54)	(99)
	Impact of Virginia Power biennial review				(28)	(28)
	Other items	9	18	(19)	(16)	(8)
	Total items excluded from operating earnings	($76)	($27)	($19)	($98)	($220)

2)	YTD EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2014 Operating Earnings to Reported Earnings

2014 Earnings (Twelve months ended December 31, 2014)

The net effects of the following items, all shown on an after-tax basis, are included in 2014 reported earnings, but are excluded from operating earnings:

•
$248 million charge associated with Virginia legislation enacted in April that permits Virginia Power to recover 70% of the costs previously deferred or capitalized through Dec. 31, 2013 relating to the development of a third nuclear unit located at North Anna and offshore wind facilities as part of the 2013 and 2014 base rates.

•	$193 million net charge related to the repositioning of our Producer Services business, reflecting the termination of natural gas trading and certain energy marketing activities.
•	$174 million charge associated with our liability management exercise, mainly reflecting the call premiums on our early debt redemptions in the fourth quarter.
•	$74 million charge related to a settlement offer to incur future ash pond closure costs at certain utility generation facilities.
•	$31 million goodwill write-off associated with the company exiting the unregulated electric retail energy marketing business.
•	$27 million net benefit related to other items.

(millions, except per share amounts)		1Q14	2Q14	3Q14	4Q14	YTD 2014	[2]
Operating earnings		$607	$361	$545	$490	$2,003
Items excluded from operating earnings (after-tax):
	North Anna and offshore wind facilities		(191)	(28)	(29)	(248)
	Producer Services repositioning	(193)				(193)
	Charges associated with liability management exercise			(2)	(172)	(174)
	Future ash pond closure costs				(74)	(74)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(4)	(11)	14	28	27
	Total items excluded from operating earnings (after-tax) [1]	(228)	(202)	(16)	(247)	(693)
Reported net income		$379	$159	$529	$243	$1,310
Common shares outstanding (average, diluted)		582.9	583.9	584.6	586.5	584.5
Operating earnings per share		$1.04	$0.62	$0.93	$0.84	$3.43
Items excluded from operating earnings (after-tax)		(0.39)	(0.35)	(0.03)	(0.42)	(1.19)
Reported earnings per share		$0.65	$0.27	$0.90	$0.42	$2.24

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q14	2Q14	3Q14	4Q14	YTD 2014

	North Anna and offshore wind facilities		(287)	(43)	(44)	(374)
	Producer Services repositioning	(319)				(319)
	Charges associated with liability management exercise			(3)	(281)	(284)
	Future ash pond closure costs				(121)	(121)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(2)	(15)	(8)	(12)	(37)
	Total items excluded from operating earnings	($352)	($302)	($54)	($458)	($1,166)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 2015 Earnings to 2014

	Preliminary, unaudited	Three Months Ended		Twelve Months Ended
	(millions, except EPS)	December 31,		December 31,
		2015 vs. 2014		2015 vs. 2014
		Increase / (Decrease)		Increase / (Decrease)
	Reconciling Items	Amount	EPS	Amount	EPS

	Dominion Virginia Power
	Regulated electric sales:
	Weather	($13)	($0.02)	$5	$0.01
	Other	(4)	0.00	(4)	0.00
	FERC Transmission equity return	6	0.01	36	0.06
	Depreciation	(3)	0.00	(9)	(0.02)
	Other operations and maintenance	0	0.00	(12)	(0.02)
	AFUDC equity return	(2)	0.00	(6)	(0.01)
	Other	(12)	(0.03)	(22)	(0.04)
	Share dilution	0	(0.01)	0	(0.02)
	Change in contribution to operating earnings	($28)	($0.05)	($12)	($0.04)

	Dominion Energy
	Gas Distribution margin	($3)	$0.00	$20	$0.04
	Farmout transactions	(37)	(0.07)	33	0.06
	Blue Racer Midstream JV [1]	(3)	0.00	(39)	(0.07)
	Retail energy marketing operations [2]	(6)	(0.01)	(11)	(0.02)
	Noncontrolling interest	(4)	(0.01)	(13)	(0.02)
	Depreciation	(1)	(0.00)	(12)	(0.02)
	Other	15	0.02	(15)	(0.04)
	Share dilution	0	0.00	0	(0.01)
	Change in contribution to operating earnings	($39)	($0.07)	($37)	($0.08)

	Dominion Generation
	Regulated electric sales:
	Weather	($26)	($0.04)	$19	$0.03
	Other	(6)	(0.01)	(13)	(0.02)
	Merchant generation margin	14	0.02	53	0.09
	Rate adjustment clause equity return	(2)	0.00	20	0.03
	PJM ancillary services	(0)	0.00	(15)	(0.02)
	Renewable energy investment tax credits	(62)	(0.11)	5	0.01
	Outage costs	11	0.02	26	0.04
	Depreciation	(12)	(0.02)	(32)	(0.05)
	Capacity related expenses	16	0.03	20	0.03
	Other	(7)	(0.01)	(24)	(0.03)
	Share dilution	0	(0.01)	0	(0.03)
	Change in contribution to operating earnings	($74)	($0.13)	$59	$0.08

	Corporate and Other
	Renewable energy investment tax credits	62	0.10	(14)	(0.02)
	Other	5	0.01	41	0.07
	Change in contribution to operating earnings	$67	$0.11	$27	$0.05

	Change in consolidated operating earnings	($74)	($0.14)	$37	$0.01

	Change in items excluded from operating earnings [3]	$188	$0.32	$552	$0.95

	Change in reported earnings (GAAP)	$114	$0.18	$589	$0.96

1)	Primarily represents absence of a gain from the sale of the Northern System.
2)	Amounts have been recast to reflect non-regulated retail energy marketing operations in the Dominion Energy segment.
3)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.

	Note: Figures may not add due to rounding